UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2016

ADAPTIMMUNE THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

England and Wales	1-37368	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Park Drive, Milton Park

Abingdon, Oxfordshire OX14 4RY

United Kingdom

(Address of principal executive offices, including zip code)

(44) 1235 430000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On October 27, 2016, Adaptimmune Therapeutics plc (the “Company”) entered into a clinical trial collaboration agreement with Merck & Co., Inc., Kenilworth, NJ, USA (known as MSD outside the US and Canada), for the assessment of Adaptimmune’s NY-ESO SPEAR® (Specific Peptide Enhanced Affinity Receptor) T-cell therapy in combination with MSD’s anti-programmed death-1 (PD-1) inhibitor, KEYTRUDA® (pembrolizumab), in patients with multiple myeloma (the “Collaboration Agreement”). The study will evaluate the safety, pharmacokinetics, pharmacodynamics, and preliminary efficacy of the combination, and is planned for initiation in first half of 2017.

The Company also confirms that on October 24, 2016 it entered into a lease with MEPC Milton Park of a 67,100 square foot building at Milton Park, Oxfordshire, U.K. for 25 years, with break options, pursuant to an agreement for lease between the Company and MEPC Milton Park dated September 16, 2015. The new building comprises laboratory and office space and will accommodate the Company’s research and development and U.K. corporate operations.

Item 8.01.                                        Other Events.

On October 27, 2016, the Company issued a press release announcing the Collaboration Agreement.  A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in Item 8.01 of this Form 8-K (including the attached Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing, regardless of any general incorporation language in any such filing, unless the Company expressly sets forth in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibit is furnished as part of this Report on Form 8-K:

Exhibit No.	Description of Exhibit

99.1	Press Release dated October 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADAPTIMMUNE THERAPEUTICS PLC

Date: October 27, 2016	By:	/s/ Margaret Henry
		Name:	Margaret Henry
		Title:	Corporate Secretary

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press Release dated October 27, 2016